Exhibit (a)(1)(iii)

LETTER OF TRANSMITTAL August 14, 2026

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All five pages of this Letter of Transmittal, including this page, must be completed and received in good order by the submission deadline to process your repurchase request.

This Letter of Transmittal is your formal request to tender shares of Apollo Debt Solutions BDC (the “Fund”) pursuant to the Fund’s repurchase offer. Parts 1–5 must each be completed and submitted together — incomplete submissions cannot be processed. Please review every section before submitting. All capitalized terms used herein have the meaning as defined in the Offer to Purchase dated August 14, 2026 (the “Offer to Purchase”).

Apollo Debt Solutions BDC • Offer to Purchase dated August 14, 2026

Offer Opens August 14, 2026	Submission Deadline September 14, 2026 at 11:59 p.m. Eastern Time

Valuation Date September 30, 2026	Payment (est.) Issued on or before 30 days after the Valuation Date

How to Submit

Complete and submit all parts by one of the methods below. If submitting through a financial intermediary or custodian, allow additional processing time — the form must be received by the Transfer Agent no later than the Expiration Date.

Email apollo.ai@sscinc.com Not monitored for responses File size limit of 25 MB	Fax 833-674-0765 Please retain evidence of submission clearly showing submission date and time	Regular Mail PO Box 219845 Kansas City, MO 64121-9845	Overnight Mail 801 Pennsylvania Ave Suite 219845 Kansas City, MO 64105-1307

Questions? Call 888-926-2688, Monday through Friday, 9:00 a.m.–5:00 p.m. Central Time (except holidays). If you decide to tender your shares, it is your responsibility to, and the Fund strongly recommends that you do, confirm that the Transfer Agent has received your Letter of Transmittal by calling 888-926-2688.

Clients of Morgan Stanley Smith Barney LLC are instructed to contact your financial advisor/private wealth advisor to complete the electronic Morgan Stanley specific form. Morgan Stanley Smith Barney LLC’s financial advisor/private wealth advisor should submit such completed electronic form to their order entry system by 4:00 p.m. Eastern Time at least two business days prior to the submission deadline.

Key Terms

•	The Fund is offering to repurchase up to 29,368,950 shares (approximately 5% of shares outstanding as of June 30, 2026) at net asset value as of September 30, 2026.

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All shares issued after October 1, 2025 are subject to a 2% early repurchase deduction, except in cases of death, divorce or qualified disability of a shareholder, or certain discretionary model portfolio management programs.

Apollo Debt Solutions BDC • c/o SS&C GIDS, Inc. • PO Box 219845, Kansas City, MO 64121-9845 • Tel: 888-926-2688	Page 1 of 5

LETTER OF TRANSMITTAL August 14, 2026

•	Partial tenders require a minimum remaining account balance of $500. If a partial tender would reduce your balance below $500, the Fund may redeem your shares in full.

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If you are a participant in the Fund’s dividend reinvestment plan (“DRIP”) and elect to tender your shares in full, any shares issued to you under the DRIP subsequent to the expiration of the tender offer will be considered part of your request to tender your shares in full, and your participation in the DRIP will be terminated as of the Valuation Date. Any distributions to be paid to you on or after the Valuation Date will be paid in cash on the scheduled distribution payment date.

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If you are a participant in the DRIP that elects to tender a portion of your shares, you will remain a participant in the DRIP with respect to your shares that are not repurchased (even if they are shares you requested for repurchase). To the extent there is any inconsistency between the terms described in this Offer to Purchase and the DRIP, the terms of the DRIP shall control.

•	You may withdraw your tender at any time (i) before 11:59 p.m. Eastern Time on September 14, 2026 or (ii) after October 13, 2026, if the Fund has not yet accepted your tendered shares.

•	Payment will be made by promissory note held by the Transfer Agent, with cash wired to your account on file. Payment is expected on or before 30 days after the Valuation Date.

The Fund makes no recommendation to any shareholder as to whether to tender or refrain from tendering shares. Shareholders must make their own decisions whether to tender shares and, if so, the portion of their shares to tender.

Part 1 — Shareholder & Account Information

Share Class

☐ Class S  ☐  Class D   ☐  Class I

Account Name / Registration (as it appears on your Apollo Debt Solutions BDC statement)

Apollo Account Number	Brokerage or Custodian Account Number (BIN)

Telephone Number	Email Address

Part 2 — Requested Tender Amount

Select one repurchase type:

☐	Full Repurchase — redeem all shares held in this account.

☐	Partial Repurchase — enter number of shares below (enter number of shares only, not a dollar amount).

Number of Shares to Tender:

Note: If a partial repurchase would reduce your account balance below the $500 minimum, the Fund reserves the right to redeem your shares in full.

Apollo Debt Solutions BDC • c/o SS&C GIDS, Inc. • PO Box 219845, Kansas City, MO 64121-9845 • Tel: 888-926-2688	Page 2 of 5

LETTER OF TRANSMITTAL August 14, 2026

If tendering due to death, divorce or qualified disability (Please refer to the Fund’s prospectus for qualifications):

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Repurchase due to death, divorce or qualified disability of the shareholder — please attach supporting documentation. Please call 888-926-2688 for questions or guidance on required supporting documentation.

Part 3 — Cost Basis Method Selection

Federal regulations require the Fund to report your cost basis to the IRS for any shares sold. Please select your preferred cost basis accounting method. If no selection is made, the Fund will apply the default method of First In, First Out (FIFO).

Select one cost basis method:

☐	First In, First Out (FIFO) — Default

☐	Last In, First Out (LIFO)

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Specific Lot Identification — You must identify the specific share lots to be tendered. Please include a separate letter of instruction that includes acquisition date, number of shares, cost basis per share, and total cost basis for each respective requested share lot.

Part 4 — Payment Instructions

Indicate how you wish to receive your repurchase payment below. If an option is not selected, a check will be sent to your address of record. Repurchase proceeds for qualified accounts, including IRAs and other custodial accounts, and certain broker-controlled accounts as required by your broker/dealer of record, will automatically be issued to the custodian of the Fund, as applicable.

Select one:

☐	Check Mailed to Address of Record (Non-Custodian Investors Only)

☐	Check Mailed to Third Party/Custodian (Medallion Signature Guarantee Required)

Financial Institution Name	Account Number

Mailing Address

City	State	ZIP Code

Apollo Debt Solutions BDC • c/o SS&C GIDS, Inc. • PO Box 219845, Kansas City, MO 64121-9845 • Tel: 888-926-2688	Page 3 of 5

LETTER OF TRANSMITTAL August 14, 2026

☐	Direct Deposit (Non-Custodian Investors Only) (Medallion Signature Guarantee Required)

I authorize Apollo Debt Solutions BDC or its agent to deposit my repurchase proceeds into my checking or savings account specified below. In the event that Apollo Debt Solutions BDC deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Voided Check Required - Please attach a pre-printed voided check.

Financial Institution Name

ABA / Routing Number	Bank Account Number

Part 5 — Representations and Signature(s)

The undersigned hereby tenders to Apollo Debt Solutions BDC, a diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and is organized as a Delaware statutory trust, the shares of beneficial interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

By signing below, the undersigned (i) acknowledges that this request is subject to all terms and conditions of the Fund’s prospectus and the Offer to Purchase; (ii) represents that the undersigned is the beneficial owner of the shares to which this request relates, or is an authorized representative of the tendering shareholder; (iii) warrants that the shares are free and clear of all liens, charges and encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim when and to the extent the same are purchased by it; (iv) acknowledges having reviewed the fee cap disclosure in the Fund’s prospectus (in the “Description of Our Shares” and “Plan of Distribution” sections) regarding the limit on the aggregate amount of total upfront selling commissions, intermediary manager fees and shareholder servicing and/or distribution fees which can be charged to the undersigned while the undersigned holds Class S Shares and Class D Shares of the Fund, and having taken it into account in making this tender decision; (v) agrees to, upon request, execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer, and (vi) recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the beneficial shares of interest in the Fund or portions thereof tendered hereby.

Apollo Debt Solutions BDC • c/o SS&C GIDS, Inc. • PO Box 219845, Kansas City, MO 64121-9845 • Tel: 888-926-2688	Page 4 of 5

LETTER OF TRANSMITTAL August 14, 2026

A non-transferable, non-interest bearing promissory note for the purchase price will be issued to the undersigned if the Fund accepts for purchase the shares tendered hereby. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent, will hold the promissory note on behalf of the undersigned. The cash payment(s) of the purchase price for the shares of beneficial interest in the Fund or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account at your financial intermediary from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

This request is irrevocable except as provided in Section 5 (“Withdrawal Rights”) of the Offer to Purchase.

-	Joint Accounts: Each joint holder must sign.

-	Entities (i.e., foundations, partnerships, etc.): Please attach evidence of signing authority.

Print Name	Signature (Required)	Date

Print Name — Joint Holder / Second Signatory (if applicable)	Signature (Required – if applicable)	Date

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Custodial accounts require custodian signature.

If this account is custodial-held, the custodian must sign below for this form to be in good order. Please allow additional time for custodian review to ensure receipt by the Transfer Agent before the Expiration Date.

Print Name of Custodian (if applicable)	Signature (Required – if applicable)	Date

Apollo Debt Solutions BDC • c/o SS&C GIDS, Inc. • PO Box 219845, Kansas City, MO 64121-9845 • Tel: 888-926-2688	Page 5 of 5

Morgan Stanley Wealth Management Alternative Investments REQUEST FOR REPURCHASE FORM Instructions: In order for the undersigned (“you”, “your” or the “Investor”) to repurchase/redeem/tender/withdraw (the “Repurchase”) all or a portion of its interest, units or shares (“Interests”) held in the fund, company or partnership indicated below (the “Fund”), please follow the below instructions to execute and deliver this Morgan Stanley Wealth Management Alternative Investment’s Request for Repurchase Form (this “Form”). 1. The Investor should (or, if the Investor is an entity, the authorized individual of the entity should): 1.1. Review the offering memorandum and/or organizational documents and all other applicable offering materials of the Fund (each as amended, restated and/or supplemented from time to time, collectively, the “Offering Materials”), the Morgan Stanley Wealth Management Alternative Investment Subscription and Exchange Agreement (together with the Fund or Fund program’s Terms and Conditions and any other supplements or questionnaires required to subscribe to the Fund or Fund program, the “Subscription Agreement”) as well as any terms and conditions of Repurchase (“Terms and Conditions of Repurchase”, if applicable) and execute this Form. 1.2. Complete and deliver this Form, and any other required additional documentation as indicated on the Offering Materials, to your Financial Advisor or Private Wealth Advisor for submission to Morgan Stanley Wealth Management Alternative Investments Group. Faxed forms will not be accepted. Capitalized terms used but not otherwise defined herein shall respectively bear the meanings ascribed to them in the Fund’s Offering Materials. Any modifications to this document, handwritten or otherwise, will not be accepted. If you have any questions concerning how to complete this Form, please contact your Morgan Stanley Financial Advisor or Private Wealth Advisor. PLEASE INDICATE FULL FUND NAME: Apollo Debt Solutions BDC Class/Series (if any): Class I/ Class S Wire Instructions: The undersigned agrees that all or any funds payable to the Investor will be wire transferred to organ tanley Wealth anagement utilizing the below wire instructions for further credit to the Investor in accordance with the account information on file with organ tanley Wealth anagement: Bank Name: B Number: SAMPLE ccount Number: ccount Name: FBO Account Number: Swift/BIC Code: Reference:

Execution Section: The undersigned acknowledges: (i) that the Investor is requesting a repurchase/redemption/tender/withdrawal on the terms and conditions contained in the Offering Materials of the Fund previously received by the Investor and the Subscription Agreement previously executed by the Investor and accepted by the Fund, and (ii) that the representations and warranties of the Investor contained in the Subscription Agreement and the Terms and Conditions of Repurchase, if any, are true and correct in all material respects as of the date set forth below. By executing this Form, you (for yourself and any co-investor, and, if you are signing on behalf of an entity, on behalf of and with respect to the entity and its shareholders, partners, beneficiaries, members or other beneficial owners) agree to be bound by this Form and, if applicable, the Terms and Conditions of Repurchase, which are incorporated herein as part of this Form. Individual Investor (including Individuals, Joint Tenants, Tenants in Common) If you are signing as joint or community property holders, the statements, representations, and warranties set forth in this Form shall be deemed to have been made by each owner of the community property. If the Interests are owned as joint tenants or tenants-in-common, signatures of all owners are required. Entity Investor (including ERISA Plans, IRAs, Trusts, Corporations, Limited Partnerships and Limited Liability Companies) The undersigned officer, partner, trustee, manager, or other representative hereby certifies and warrants that s/he has full power and authority from or on behalf of the entity named below and its shareholders, partners, beneficiaries, members, or other beneficial owners to request this repurchase/redemption/tender/withdrawal and any statements, representations, and warranties made herein on their behalf and, if the undersigned is signing on behalf of a nominee investor, from or on behalf of such nominee investor and each beneficial owner. This Form may be signed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall be deemed to be one and the same instrument. Any repurchase/redemption/tender/ withdrawal is subject to approval by the Fund, or as applicable by its general partner, managing member, or directors.Account Number (if applicable) Name of Account Address Name of Signer Title of igner (legal entities only) X Signature(s) of Investor Dated

Individual Retirement Account Morgan Stanley Smith Barney LLC hereby executes this Form not in its corporate capacity but solely as Custodian of the Individual Retirement Account(s) of the investor. Further, all representations, warranties and covenants (including indemnities) set forth herein are being made by the investor, not Morgan Stanley Smith Barney LLC. Signature of Morgan Stanley Smith Barney LLC, as Custodian Title of Authorized Person Signing for Morgan Stanley Smith Barney LLC, as Custodian Dated

COMPONENT LIBRARIES: Terms and Conditions of Repurchase: Specify the Fund’s Terms and Conditions of Repurchase document, by title and version date in the space below, which are incorporated herein as part of this Form. Title: Terms and Conditions of Repurchase for Apollo Debt Solutions BDC Version Date: May 2026 Full Repurchase:  Full (Note: for gated funds that do not require a separate Form be submitted for each gate (as described in the Offering Materials), all future redemptions/withdrawals will be booked.) Partial Repurchase – Number of Units/Shares:  Partial repurchase Number of units/shares: ______________________ Partial Repurchase – Below inimum Balance (with mount) If the requested partial repurchase would put the account balance below the required minimum balance of $__500_____, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless it is indicated SAMPLE otherwise by checking the following box: Full repurchase if amount requested to be purchased would need to be reduced to maintain the minimum account balance Repurchase Reason – with required copy & without Other Reason:  Normal

Death Please provide copy of the death certificate. To be eligible, the requested evidence must be submitted within ______12_______months of the date of death.  Disability Please provide copy of the physician certification form. To be eligible, the requested evidence must be submitted within _____12________months of the date of determination of disability, as indicated on the physician certification form.  Divorce